EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2025 Second Quarter Results
Effingham, IL, July 24, 2025 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $9.8 million, or $0.44 per diluted share, for the second quarter of 2025, compared to net income available to common shareholders of $23.5 million, or $1.06 per diluted share, for the second quarter of 2024.
This also compares to a net loss of $143.2 million, or $6.58 per diluted share, for the first quarter of 2025, which included impairment of goodwill of $154.0 million.
2025 Second Quarter Results
•Net income available to common shareholders of $9.8 million, or $0.44 per diluted share, for the second quarter of 2025
•Adjusted earnings of $9.8 million, or $0.44 per diluted share, compared to $10.8 million, or $0.49 per diluted share, in prior quarter
•Pre-provision net revenue of $32.2 million, or $1.48 per diluted share, for the second quarter of 2025 compared to $27.0 million, or $1.24 per diluted share, for the first quarter of 2025
•Net interest margin of 3.56%, compared to 3.49% in prior quarter
•Nonperforming assets to total assets of 1.56%, compared to 2.08% in prior quarter
•Total capital to risk-weighted assets of 14.50% and common equity tier 1 capital of 9.02%
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“Second quarter marked a notable step in returning Midland to a more normalized operating environment, with progress on several strategic initiatives ranging from growing our community bank to further improving our credit quality. Capital levels increased quarter-over-quarter, and we continue to target growing our common equity tier 1 capital ratio to our target of 10.0%.
During the quarter, we had limited new substandard or nonperforming loans identified, and importantly saw our non-performing assets decrease to $111 million, or 1.56% of total assets, versus $151 million, or 2.08% of total assets in the first quarter. After quarter-end, the bank successfully exited two larger non-performing relationships in July totaling $29 million, which all else equal would bring our non-performing asset ratio down another 41 basis points. Tighter underwriting standards in our equipment finance and specialty finance portfolios have already begun to meaningfully reduce our exposure to these higher-risk portfolios. In addition, we completed the previously announced sale of our GreenSky loans in April further improving our capital and liquidity.

Profitability trends were also favorable in the second quarter, with net interest margin expanding 7 basis points to 3.56%, pre-provision net revenue growing to $32.2 million, and strong contribution from our wealth management platform. We expect further improvement in profitability over the balance of 2025.”
Key Points for Second Quarter and Outlook
Acceleration of Credit Clean-up; Tightened Underwriting Standards
•Substandard accruing loans and nonperforming loans decreased to $58.5 million and $109.5 million at June 30, 2025, respectively. No significant new substandard or nonperforming loans were identified during the quarter.
•Net charge-offs were $29.9 million for the quarter, including:
◦$13.9 million of charge-offs in our specialty finance portfolio, of which $10.2 million was specifically reserved for in a prior quarter
◦$4.7 million of fully reimbursed charge-offs related to our third party lending programs
◦$3.9 million of charge-offs in our equipment finance portfolio as we continue to see credit issues primarily in the trucking industry
•Provision for credit losses on loans was $17.4 million for the second quarter of 2025, primarily as a result of continued trends in the equipment finance portfolio.
•Allowance for credit losses on loans was $92.7 million, or 1.83% of total loans.
The table below summarizes certain information regarding the Company’s loan portfolio asset quality as of June 30, 2025.

	As of and for the Three Months Ended
(dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Asset Quality
Loans 30-89 days past due	$40,959	$48,221	$43,681	$55,329	$54,045
Nonperforming loans	109,512	145,690	150,907	114,556	112,124
Nonperforming assets	111,174	151,264	157,409	126,771	123,774
Substandard accruing loans	58,478	77,620	84,058	167,549	135,555
Net charge-offs	29,854	16,878	112,776	22,302	13,883
Loans 30-89 days past due to total loans	0.81%	0.96%	0.85%	0.97%	0.93%
Nonperforming loans to total loans	2.16%	2.90%	2.92%	2.00%	1.92%
Nonperforming assets to total assets	1.56%	2.08%	2.10%	1.65%	1.61%
Allowance for credit losses to total loans	1.83%	2.10%	2.15%	2.64%	2.67%
Allowance for credit losses to nonperforming loans	84.64%	72.19%	73.69%	131.87%	138.63%
Net charge-offs to average loans	2.34%	1.35%	7.94%	1.53%	0.94%
Solid Growth Trends in Community Bank & Wealth Management
•Total loans at June 30, 2025 were $5.06 billion, an increase of $46.6 million from March 31, 2025. Key changes in the loan portfolio were as follows:
◦Loans originated by our Community Bank increased $58.9 million, or 1.8%, from March 31, 2025. Pipelines remain strong and we continued to add to our sales teams in the second quarter.

◦Non-core loans originated through third-party programs increased $212.8 million from March 31, 2025, as a result of the financing of the sale of the GreenSky portfolio.
◦We continue to pursue an intentional decrease in our Specialty Finance loan portfolio, as we tighten credit standards. Balances in this loan portfolio decreased $173.3 million during the quarter.
◦Equipment finance portfolio balances declined $51.8 million during the quarter as we continue to reduce the overall balances in this unit and tighten underwriting standards.
•Total deposits were $5.95 billion at June 30, 2025, an increase of $10.5 million from March 31, 2025. The increase in deposits reflects the following:
◦Commercial and public fund deposits increased $70.5 million and $127.8 million, respectively, in the quarter.
◦Noninterest-bearing deposits decreased $16.5 million in the quarter.
◦Retail and servicing deposits decreased $34.7 million and $56.9 million, respectively, in the quarter.
◦Brokered deposits, including both money market and time deposits, decreased by $109.4 million.
◦Servicing deposits decreased $284.4 million in July 2025 due to the acquisition of one of our servicing customers, expected to positively impact future margin.
•Wealth Management revenue totaled $7.4 million in the second quarter of 2025. Assets under administration were $4.18 billion at June 30, 2025. The Company added three new sales positions in the second quarter of 2025 and continues to experience strong pipelines.

Net Interest Margin
•Net interest margin was 3.56%, up 7 basis points compared to the first quarter, and we saw a continued decline in the cost of funding. Rate cuts enacted by the Federal Reserve Bank in late 2024 continue to result in a lower cost of deposits for the Company, which fell to 2.19% in the second quarter of 2025.
The following table summarizes certain factors affecting the Company’s net interest margin for the second quarter of 2025.

	For the Three Months Ended
(dollars in thousands)	June 30, 2025			March 31, 2025			June 30, 2024
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$67,326	$716	4.27%	$68,671	$718	4.24%	$65,250	$875	5.40%
Investment securities(1)	1,367,180	17,164	5.04	1,311,887	15,517	4.80	1,098,452	12,805	4.69
Loans(1)(2)	5,123,558	79,240	6.20	5,057,394	78,118	6.26	5,915,523	92,581	6.29
Loans held for sale	44,642	377	3.39	326,348	4,563	5.67	4,910	84	6.84
Nonmarketable equity securities	38,803	694	7.17	35,614	647	7.37	44,216	963	8.76
Total interest-earning assets	6,641,509	98,191	5.93	6,799,914	99,563	5.94	7,128,351	107,308	6.05
Noninterest-earning assets	513,801			667,940			669,370
Total assets	$7,155,310			$7,467,854			$7,797,721

Interest-Bearing Liabilities
Interest-bearing deposits	$4,845,609	$32,290	2.67%	$5,074,007	$34,615	2.77%	$5,101,365	$39,476	3.11%
Short-term borrowings	60,117	573	3.82	73,767	700	3.85	30,449	308	4.07
FHLB advances & other borrowings	363,505	3,766	4.16	299,578	3,163	4.28	500,758	5,836	4.69
Subordinated debt	77,757	1,394	7.19	77,752	1,387	7.23	93,090	1,265	5.47
Trust preferred debentures	51,439	1,206	9.40	51,283	1,200	9.49	50,921	1,358	10.73
Total interest-bearing liabilities	5,398,427	39,229	2.91	5,576,387	41,065	2.99	5,776,583	48,243	3.36
Noninterest-bearing deposits	1,075,945			1,052,181			1,132,451
Other noninterest-bearing liabilities	108,819			123,613			104,841
Shareholders’ equity	572,119			715,673			783,846
Total liabilities and shareholder’s equity	$7,155,310			$7,467,854			$7,797,721

Net Interest Margin		$58,962	3.56%		$58,498	3.49%		$59,065	3.33%

Cost of Deposits			2.19%			2.29%			2.55%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.3 million, $0.2 million and $0.2 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.

Trends in Noninterest Income and Expense
•Noninterest income was $23.5 million for the second quarter of 2025, compared to $17.8 million for the first quarter of 2025. Noninterest income for the second quarter of 2025 included credit enhancement income of $3.8 million, primarily related to an increase in charge-offs in our third-party loan origination and servicing program which were fully reimbursed by our program sponsor.
•Noninterest expense was $50.0 million for the second quarter of 2025, compared to $203.0 million for the first quarter of 2025, which included goodwill impairment of $154.0 million. The Company continues to experience higher levels of professional services, legal fees and other expenses related to loan collections and the restatement of our financial statements.

Second Quarter 2025 Financial Highlights and Key Performance Indicators (KPIs):

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Return on average assets	0.67%	(7.66)%	(1.59)%	1.05%	1.33%
Pre-provision net revenue to average assets(1)	1.81%	1.47%	1.83%	2.21%	2.07%
Net interest margin	3.56%	3.49%	3.34%	3.34%	3.33%
Efficiency ratio (1)	60.60%	64.29%	62.31%	53.61%	55.79%
Noninterest expense to average assets	2.80%	11.02%	3.04%	2.56%	2.62%
Net charge-offs to average loans	2.34%	1.35%	7.94%	1.53%	0.94%
Tangible book value per share at period end (1)	$20.68	$20.54	$19.83	$22.70	$21.07
Diluted earnings (loss) per common share	$0.44	$(6.58)	$(1.52)	$0.83	$1.06
Common shares outstanding at period end	21,515,138	21,503,036	21,494,485	21,393,905	21,377,215
Trust assets under administration	$4,181,180	$4,101,414	$4,153,080	$4,268,539	$3,996,175
(1) Non-GAAP financial measures. Refer to page 10 for a reconciliation to the comparable GAAP financial measures.
Capital
At June 30, 2025, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of June 30, 2025
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	13.74%	14.50%	10.50%
Tier 1 capital to risk-weighted assets	12.49%	12.07%	8.50%
Common equity Tier 1 capital to risk-weighted assets	12.49%	9.02%	7.00%
Tier 1 leverage ratio	9.93%	9.59%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.27%	N/A
(1) A non-GAAP financial measure. Refer to page 10 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2025, the Company had total assets of approximately $7.11 billion, and its Wealth Management Group had assets under administration of approximately $4.18 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Pre-provision net revenue,” “Pre-provision net revenue per diluted share,” “Pre-provision net revenue to average assets,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Assets
Cash and cash equivalents	$176,587	$102,006	$114,766	$121,873	$124,646
Investment securities	1,354,652	1,368,405	1,212,366	1,216,795	1,099,654
Loans	5,064,695	5,018,053	5,167,574	5,728,237	5,829,057
Allowance for credit losses on loans	(92,690)	(105,176)	(111,204)	(151,067)	(155,443)
Total loans, net	4,972,005	4,912,877	5,056,370	5,577,170	5,673,614
Loans held for sale	7,899	287,821	344,947	8,001	5,555
Premises and equipment, net	86,240	86,719	85,710	84,672	83,040
Other real estate owned	393	4,183	4,941	8,646	8,304
Loan servicing rights, at lower of cost or fair value	16,720	17,278	17,842	18,400	18,902
Goodwill	7,927	7,927	161,904	161,904	161,904
Other intangible assets, net	10,362	11,189	12,100	13,052	14,003
Company-owned life insurance	214,392	212,336	211,168	209,193	207,211
Credit enhancement asset	5,800	5,615	16,804	20,633	18,202
Other assets	254,901	268,448	267,891	263,850	293,039
Total assets	$7,107,878	$7,284,804	$7,506,809	$7,704,189	$7,708,074

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,074,212	$1,090,707	$1,055,564	$1,050,617	$1,108,521
Interest-bearing deposits	4,872,707	4,845,727	5,141,679	5,206,219	5,009,502
Total deposits	5,946,919	5,936,434	6,197,243	6,256,836	6,118,023
Short-term borrowings	8,654	40,224	87,499	13,849	7,208
FHLB advances and other borrowings	345,000	498,000	258,000	425,000	600,000
Subordinated debt	77,759	77,754	77,749	82,744	91,656
Trust preferred debentures	51,518	51,358	51,205	51,058	50,921
Other liabilities	104,323	109,597	124,266	103,481	103,487
Total liabilities	6,534,173	6,713,367	6,795,962	6,932,968	6,971,295
Total shareholders’ equity	573,705	571,437	710,847	771,221	736,779
Total liabilities and shareholders’ equity	$7,107,878	$7,284,804	$7,506,809	$7,704,189	$7,708,074

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2025	2025	2024	2024	2024
Net interest income:
Interest income	$97,924	$99,355	$104,470	$108,994	$107,138
Interest expense	39,229	41,065	45,900	49,884	48,243
Net interest income	58,695	58,290	58,570	59,110	58,895
Provision for credit losses:
Provision for credit losses on loans	17,369	10,850	74,183	17,925	8,482
Recapture of credit losses on unfunded commitments	—	—	—	—	(200)
Total provision for credit losses	17,369	10,850	74,183	17,925	8,282
Net interest income after provision for credit losses	41,326	47,440	(15,613)	41,185	50,613
Noninterest income:
Wealth management revenue	7,379	7,350	7,660	7,104	6,801
Service charges on deposit accounts	3,351	3,305	3,506	3,411	3,121
Interchange revenue	3,463	3,151	3,528	3,506	3,563
Residential mortgage banking revenue	756	676	637	697	557
Income on company-owned life insurance	2,068	2,334	1,975	1,981	1,925
Loss on sales of investment securities, net	—	—	(34)	(44)	(152)
Credit enhancement income (loss)	3,848	(578)	15,810	14,206	14,328
Other income	2,669	1,525	2,289	2,684	1,841
Total noninterest income	23,534	17,763	35,371	33,545	31,984
Noninterest expense:
Salaries and employee benefits	25,685	26,416	22,283	24,382	22,872
Occupancy and equipment	4,166	4,498	4,286	4,393	3,964
Data processing	7,035	6,919	7,278	6,955	7,205
Professional services	2,792	2,741	1,580	1,744	2,243
Impairment on goodwill	—	153,977	—	—	—
Amortization of intangible assets	827	911	952	951	1,016
Impairment on leased assets and surrendered assets	—	—	7,601	—	—
FDIC insurance	1,422	1,463	1,383	1,402	1,219
Other expense	8,065	6,080	13,336	9,937	12,265
Total noninterest expense	49,992	203,005	58,699	49,764	50,784
Income (loss) before income taxes	14,868	(137,802)	(38,941)	24,966	31,813
Income tax expense (benefit)	2,844	3,172	(8,172)	4,535	6,094
Net income (loss)	12,024	(140,974)	(30,769)	20,431	25,719
Preferred stock dividends	2,228	2,228	2,228	2,229	2,228
Net income (loss) available to common shareholders	$9,796	$(143,202)	$(32,997)	$18,202	$23,491

Basic earnings (loss) per common share	$0.44	$(6.58)	$(1.52)	$0.83	$1.06
Diluted earnings (loss) per common share	$0.44	$(6.58)	$(1.52)	$0.83	$1.06
Weighted average common shares outstanding	21,820,190	21,795,570	21,748,428	21,675,818	21,731,195
Weighted average diluted common shares outstanding	21,820,190	21,795,570	21,753,711	21,678,242	21,734,849

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Loan Portfolio Mix
Commercial loans	$1,178,792	$879,286	$934,847	$879,590	$955,667
Equipment finance loans	364,526	390,276	416,970	442,552	461,409
Equipment finance leases	347,155	373,168	391,390	417,531	428,659
Commercial FHA warehouse lines	1,068	—	8,004	50,198	—
Total commercial loans and leases	1,891,541	1,642,730	1,751,211	1,789,871	1,845,735
Commercial real estate	2,412,761	2,592,325	2,591,664	2,510,472	2,421,505
Construction and land development	258,729	264,966	299,842	422,253	476,528
Residential real estate	361,261	373,095	380,557	378,658	378,393
Consumer	140,403	144,937	144,300	626,983	706,896
Total loans	$5,064,695	$5,018,053	$5,167,574	$5,728,237	$5,829,057

Loan Portfolio Segment
Regions
Eastern	$901,848	$897,792	$899,611	$902,993	$884,343
Northern	753,590	747,028	714,562	730,752	724,782
Southern	778,124	711,787	720,188	694,810	699,893
St. Louis	884,685	902,743	868,190	850,327	825,291
Total Community Bank	3,318,247	3,259,350	3,202,551	3,178,882	3,134,309
Specialty finance	701,244	874,567	1,038,238	1,018,961	1,107,508
Equipment finance	711,681	763,444	808,359	860,083	890,068
Non-core loan program and other(1)	333,523	120,692	118,426	670,311	697,172
Total loans	$5,064,695	$5,018,053	$5,167,574	$5,728,237	$5,829,057

Deposit Portfolio Mix
Noninterest-bearing demand	$1,074,212	$1,090,707	$1,055,564	$1,050,617	$1,108,521
Interest-bearing:
Checking	2,180,717	2,161,282	2,378,256	2,389,970	2,343,533
Money market	1,216,357	1,154,403	1,173,630	1,187,139	1,143,668
Savings	511,470	522,663	507,305	510,260	538,462
Time	818,813	818,732	822,981	849,413	852,415
Brokered time	145,350	188,647	259,507	269,437	131,424
Total deposits	$5,946,919	$5,936,434	$6,197,243	$6,256,836	$6,118,023

Deposit Portfolio by Channel
Retail	$2,811,838	$2,846,494	$2,749,650	$2,695,077	$2,742,494
Commercial	1,145,369	1,074,837	1,209,815	1,218,657	1,217,068
Public Funds	618,172	490,374	505,912	574,704	568,889
Wealth & Trust	304,626	301,251	340,615	332,242	298,659
Servicing	785,659	842,567	896,436	958,662	931,892
Brokered Deposits	248,707	358,063	473,451	390,558	238,708
Other	32,548	22,848	21,364	86,936	120,313
Total deposits	$5,946,919	$5,936,434	$6,197,243	$6,256,836	$6,118,023
(1) Non-core loan programs refer to loan portfolios originated through third parties or capital markets, including loans to finance the sale of the GreenSky portfolio.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, expect per share data)	2025	2025	2024	2024	2024
Income (loss) before income tax (benefit) expense - GAAP	$14,868	$(137,802)	$(38,941)	$24,966	$31,813
Adjustments to noninterest income:
Loss on sales of investment securities, net	—	—	34	44	152
Loss (gain) on repurchase of subordinated debt	—	—	13	(77)	(167)
Total adjustments to noninterest income	—	—	47	(33)	(15)
Adjustments to noninterest expense:
Impairment on goodwill	—	(153,977)	—	—	—
Total adjustments to noninterest expense	—	(153,977)	—	—	—
Adjusted earnings (loss) pre tax - non-GAAP	14,868	16,175	(38,894)	24,933	31,798
Adjusted earnings (loss) tax (benefit) expense	2,844	3,172	(8,159)	4,526	6,090
Adjusted earnings (loss) - non-GAAP	12,024	13,003	(30,735)	20,407	25,708
Preferred stock dividends	2,228	2,228	2,228	2,229	2,228
Adjusted earnings (loss) available to common shareholders	$9,796	$10,775	$(32,963)	$18,178	$23,480
Adjusted diluted earnings (loss) per common share	$0.44	$0.49	$(1.52)	$0.82	$1.06

Pre-Provision Net Revenue Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Income (loss) before income taxes	$14,868	$(137,802)	$(38,941)	$24,966	$31,813
Provision for credit losses	17,369	10,850	74,183	17,925	8,282
Impairment on goodwill	—	153,977	—	—	—
Pre-provision net revenue	$32,237	$27,025	$35,242	$42,891	$40,095
Pre-provision net revenue per diluted share	$1.48	$1.24	$1.62	$1.98	$1.84
Pre-provision net revenue to average assets	1.81%	1.47%	1.83%	2.21%	2.07%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Noninterest expense - GAAP	$49,992	$203,005	$58,699	$49,764	$50,784
Impairment on goodwill	—	(153,977)	—	—	—
Adjusted noninterest expense	$49,992	$49,028	$58,699	$49,764	$50,784

Net interest income - GAAP	$58,695	$58,290	$58,570	$59,110	$58,895
Effect of tax-exempt income	267	208	220	205	170
Adjusted net interest income	58,962	58,498	58,790	59,315	59,065

Noninterest income - GAAP	23,534	17,763	35,371	33,545	31,984
Loss on sales of investment securities, net	—	—	34	44	152
Loss (gain) on repurchase of subordinated debt	—	—	13	(77)	(167)
Adjusted noninterest income	23,534	17,763	35,418	33,512	31,969

Adjusted total revenue	$82,496	$76,261	$94,208	$92,827	$91,034

Efficiency ratio	60.60%	64.29%	62.31%	53.61%	55.79%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2025	2025	2024	2024	2024
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$573,705	$571,437	$710,847	$771,221	$736,779
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(10,362)	(11,189)	(12,100)	(13,052)	(14,003)
Tangible common equity	444,868	441,773	426,295	485,717	450,324

Total Assets to Tangible Assets:
Total assets—GAAP	$7,107,878	$7,284,804	$7,506,809	$7,704,189	$7,708,074
Adjustments:
Goodwill	(7,927)	(7,927)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(10,362)	(11,189)	(12,100)	(13,052)	(14,003)
Tangible assets	$7,089,589	$7,265,688	$7,332,805	$7,529,233	$7,532,167

Common Shares Outstanding	21,515,138	21,503,036	21,494,485	21,393,905	21,377,215

Tangible Common Equity to Tangible Assets	6.27%	6.08%	5.81%	6.45%	5.98%
Tangible Book Value Per Share	$20.68	$20.54	$19.83	$22.70	$21.07